Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-15148, No. 33-15149, Post-effective Amendment No. 3 to No. 33-4436, No. 33-40800, No. 33-40801 and No.
33-48169) and the Registration Statement (Form S-3, No. 33-48168) of Questar Corporation and in the related Prospectus of our report dated February 9, 1996 with respect to the consolidated financial statements of Questar Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

ERNST & YOUNG LLP

Salt Lake City, Utah
March 22, 1996